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                                                                    EXHIBIT 99.1


                           [LETTERHEAD OF WHITTAKER]
                                 NEWS RELEASE

                   Release: August 20, 1998

                   Contact: John Otto
                            Chief Fiancial Officer
                            (805) 526-5700, ext. 662


       WHITTAKER CORPORATION ANNOUNCES SALE OF AVIANT INFORMATION, INC.

     SIMI VALLEY, CA, AUGUST 20, 1998--Whittaker Corporation (NYSE: WKR) today announced that it has sold the assets and business of its integration services unit, Aviant Information, Inc., to Enterprise Consulting Group, Inc., a wholly-owned subsidiary of Superior Consultant Holdings Corporation (Nasdaq:
SUPC). Proceeds from the sale will be used to further reduce the Company's bank debt.

     "The sale of Aviant completes our previously announced strategy of focusing on our strengths in the aerospace industry and concludes our involvement in the computer networking and integration business," said Chairman and Chief Executive Officer Joseph F. Alibrandi. "We will now devote our full attention and energies to our strong core Aerospace business."

                                    * * *

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.wkr.com.

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